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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated February 8, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of Transcrypt International, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Transcrypt International, Inc. and subsidiaries on Forms S-8 (File No. 333-48834, effective October 27, 2000; File No. 333-48836, effective October 27, 2000; File No. 333-48840 effective October 27, 2000; File No. 333-48880, effective October 27, 2000; and File No. 333-30673, effective July 2, 1997).

/s/ GRANT THORNTON LLP
Minneapolis, Minnesota March 4, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS